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C A R R E K E R                                                     NEWS RELEASE
 enabling e-finance solutions






                     CARREKER REAFFIRMS GUIDANCE FOR 4TH QUARTER OF
                       FISCAL YEAR 2000 AND FOR FISCAL YEAR 2001


      DALLAS (February 22, 2001) - Carreker Corporation, a leading provider of e-finance solutions for the financial industry, today reaffirmed guidance for the fourth quarter of fiscal 2000 with revenue estimates of approximately $30.5 million and earnings per share estimates of approximately $0.22. These estimated results would bring fiscal year 2000 revenues to approximately $110 million and earnings per share to approximately $0.66. Carreker also reaffirmed guidance for fiscal year 2001 with revenue estimates of approximately $145 million and earnings per share estimates of approximately $0.88 cents.

      "While some companies have reported weakening IT spending, we continue to see solid demand for our products and solutions due to our compelling value proposition and positive impact on client earnings," said J.D. "Denny" Carreker, Chairman and Chief Executive Officer of Carreker Corporation.



ABOUT CARREKER:

      Carreker, headquartered in Dallas, Texas, is a leading provider of integrated consulting and software solutions that enable banks to identify and implement e-finance solutions, increase their revenues, reduce their costs and enhance their delivery of customer services. Carreker's e-finance solutions use leading-edge technologies to create practical applications for banks and their customers. The Company believes that its 22 years of experience in the banking industry, combined with a professional staff and advanced technological expertise, allow for customized solutions for banks and other financial institutions. Carreker offerings fall into four groups:
Revenue Enhancement, which increases banks' revenues through market segmentation and improved customer

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pricing structures; Payment Solutions, which assists banks in transitioning from paper to electronic-based payment systems and minimizing payment processing expenses; Enterprise Solutions, which integrates systems, combines operations and improves workflows and internal operational processes; and Cash Solutions, which optimizes inventory management of a bank's cash-on-hand, including management of how much cash is needed, when it is needed and where it is needed. Carreker's customer list includes more than 200 financial institutions in the United States, Canada, the United Kingdom, Ireland and Australia, including 70 of the largest 100 banks in the United States. For more information please visit the website at www.carreker.com.




      FORWARD LOOKING STATEMENT - THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS THAT ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "ESTIMATE," "PROJECT," "INTEND," "EXPECT," "BELIEVE," "PLAN" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS, INCLUDING, BUT NOT LIMITED TO, CHANGES IN THE BANKING INDUSTRY'S DEMAND FOR THE COMPANY'S SOLUTIONS, SIGNIFICANT CUSTOMER CONCENTRATION AND THE POTENTIAL LOSS OF A SIGNIFICANT CUSTOMER, VARIATIONS IN OPERATING RESULTS, REDUCTION IN REVENUES DUE TO PRICING ARRANGEMENTS, THE INFREQUENT USE OF LONG-TERM CONTRACTS WITH CUSTOMERS, THE FOCUS OF THE COMPANY'S SOLUTIONS ON E-FINANCE OPPORTUNITIES AND THE CHANCE THAT THEY WILL NOT BE ACCEPTED IN THE MARKETPLACE, RISKS ASSOCIATED WITH RAPID GROWTH IN THE COMPANY'S BUSINESS,
THE INABILITY TO ATTRACT AND RETAIN KEY PERSONNEL, EXISTENCE OF DEFECTS OR ERRORS IN THE COMPANY'S SOFTWARE, ABILITY TO DEVELOP NEW TECHNOLOGIES AND SERVICES, ABILITY TO MEET THE CHANGING NEEDS OF CUSTOMERS, DEPENDENCE ON THIRD-PARTY INTERNET PROVIDERS AND THE INTERNET, INTENSE COMPETITION, RISKS ASSOCIATED WITH STRATEGIC ALLIANCES AND ACQUISITIONS, INABILITY TO PROTECT
THE COMPANY'S PROPRIETARY RIGHTS, INFRINGEMENT AND OTHER CLAIMS AND RELATED EXPENSES, RELIANCE ON THIRD-PARTY LICENSES, VOLATILITY IN THE COMPANY'S STOCK PRICE, EXPOSURE TO RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS, RELIANCE
ON INDEPENDENT CONTRACTORS, GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES AND ANTI-TAKEOVER PROVISIONS IN THE COMPANY'S CHARTER DOCUMENTS AND UNDER APPLICABLE LAW. THESE AND OTHER FACTORS ARE SET FORTH IN THE COMPANY'S
ANNUAL REPORT ON FORM 10-K/A FILED ON OCTOBER 3, 2000 AND IN OTHER REPORTS
AND DOCUMENTS FILED BY COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE GUIDANCE PROVIDED IN THIS DOCUMENT IS A
FORWARD-LOOKING STATEMENT AND REPRESENTS THE COMPANY'S ESTIMATES ONLY AS OF THE DATE OF THIS DOCUMENT, AND THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE THIS GUIDANCE, WHETHER AS A RESULT OF NEW DEVELOPMENTS OR OTHERWISE.

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KEITH TAYLOR, MEDIA RELATIONS               GEORGE MATUS, SENIOR VICE PRESIDENT,
(972) 371-1582 PH                                                  MARKETING AND
(972) 701-0758 FX                                             INVESTOR RELATIONS
Email: ketaylor@carreker.com                                   (972) 371-1601 PH
                                                               (972) 701-0758 FX
                                                      Email: gmatus@carreker.com